Exhibit 99.1

SPECIAL MEETING OF UNITHOLDERS OF

TALLGRASS ENERGY PARTNERS, LP

June 26, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Special Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18304/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030000000000000000 4 062618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval and adoption of the Agreement and Plan of Merger dated as of March 26, 2018 by and among Tallgrass Energy GP, LP, Tallgrass Equity, LLC, Razor Merger Sub, LLC, Tallgrass Energy Partners, LP and Tallgrass MLP GP, LLC, as it may be amended from time to time, and the transactions contemplated thereby, including the merger of Razor Merger Sub, LLC with and into Tallgrass Energy Partners, LP.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. **If no direction is made, this proxy will be voted FOR Proposal 1.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder ______ Date: ______ Signature of Unitholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TALLGRASS ENERGY PARTNERS, LP Proxy for Special Meeting of Unitholders on June 26, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Gary J. Brauchle and Christopher R. Jones, and each of them, with full power of substitution and power to act alone, as proxies to vote all the common units representing limited partner interests which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Unitholders of Tallgrass Energy Partners, LP, to be held on June 26, 2018 at the Hilton Garden Inn, 5800 College Boulevard, Overland Park, Kansas 66211, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475

TALLGRASS ENERGY PARTNERS, LP June 26, 2018 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the Special Meeting. COMPANY NUMBER MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending ACCOUNT NUMBER the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18304/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030000000000000000 4 062618 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. The approval and adoption of the Agreement and Plan of Merger dated as of March 26, 2018 by and among Tallgrass Energy GP, LP, Tallgrass Equity, LLC, Razor Merger Sub, LLC, Tallgrass Energy Partners, LP and Tallgrass MLP GP, LLC, as it may be amended from time to time, and the transactions contemplated thereby, including the merger of Razor Merger Sub, LLC with and into Tallgrass Energy Partners, LP. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR Proposal 1. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Unitholder Date: Signature of Unitholder Date: Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full